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                SWISHER INTERNATIONAL, INC. AND ITS SUBSIDIARIES

                                  EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Swisher International, Inc.

Charlotte, North Carolina

         We consent to the incorporation of our report dated January 28, 2000 with respect to the consolidated financial statements of Swisher International, Inc. as of and for the year ended October 31, 1999 and 1998.


                                                           /s/ Scharf Pera & Co.
                                                          ----------------------
                                                          Scharf Pera & Co.

January 28, 2000
Charlotte, North Carolina